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                                                            Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. and subsidiaries on Form S-3 of our report dated February 17, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the fiscal year ended January 28, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 7, 2001